Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Equity Funds:

We consent to the use of our reports dated March 8, 1999, with respect to the Funds listed below of Smith Barney Equity Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Funds
Large Cap Blend Fund
Concert Social Awareness Fund




	KPMG LLP


New York, New York
May 28, 1999